Exhibit 23
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                               INDEPENDENT AUDITORS' CONSENT
                               -----------------------------



THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.:



We consent to the incorporation by reference in Registration Statement No. 2-92428 on Form S-8, Post Effective Amendment No. 7 to Registration Statement No. 2-59290 on Form S-8, Post Effective Amendment No. 3 to Registration Statement No. 2-73205 on Form S-8, Registration Statement No. 333-36225 on Form S-3 and Registration Statement No. 333-80347 on Form S-3 of our report dated April 5, 2001, contained in the Company's 2000 Annual Report to Shareholders and incorporated by reference in the Annual Report on Form 10-K of The Great Atlantic & Pacific Tea Company, Inc. for the year ended
February 24, 2001.




Deloitte & Touche LLP
Parsippany, New Jersey
May 23, 2001